Exhibit 10.18

NATIONAL STORAGE AFFILIATES TRUST
2015 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED SHARE AWARD AGREEMENT
THIS AGREEMENT is made by and between National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”) and [●] (the “Grantee”), dated as of the [●] day of [●], 201[●].

WHEREAS, the Company maintains the National Storage Affiliates Trust 2015 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an Eligible Person; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its shareholders to grant Restricted Shares to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.    Grant of Restricted Shares.
The Company hereby grants the Grantee [●] Restricted Shares of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth herein shall govern.
2.    Restrictions and Conditions.
The Restricted Shares awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:
(i)    Subject to clauses (iii), and (iv) below, the period of restriction with respect to the Restricted Shares granted hereunder (the "Restriction Period") shall begin on the date hereof and lapse, if and as service continues, with respect to [●] of the Restricted Shares granted hereunder, on each of the first [●] anniversaries of the date hereof.

For purposes of the Plan and this Agreement, Restricted Shares with respect to which the Restriction Period has lapsed shall be vested. Notwithstanding the foregoing, the Restriction Period with respect to such Restricted Shares shall only lapse as to whole Shares (rounded down to the nearest whole Share). Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, hypothecate, alienate, encumber or assign the Restricted Shares awarded under the Plan (or have such Shares attached or garnished).

(ii)    Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the Restricted Shares (whether or not vested), all of the rights of a Shareholder, including the right to vote the Restricted Shares and the right to receive any cash dividends. Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Restricted Shares.

(iii)    Subject to clause (iv) below, upon the Grantee's Termination of Service by for any reason during the Restriction Period, all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv)    Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Committee, and the termination of such successor service shall be treated as the applicable termination.

3.    Miscellaneous.

(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)
The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may in good faith interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee in accordance with the foregoing provisions of this Paragraph 3(b) shall be final and binding upon all persons.

(c)
All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 3(c).

(d)
Without limiting the Grantee’s rights as may otherwise be applicable in the event of a Change in Control, if the Company shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation any certificates for the shares or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with the Plan, and such shares, securities or other property shall become subject to the restrictions and requirements imposed under the Plan and this Agreement, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Plan.

Unless otherwise provided by the Committee, any Shares or other securities distributed to the Grantee with respect to Restricted Shares or otherwise issued in substitution of Restricted Shares shall be subject to the restrictions and requirements imposed by the Plan and this Agreement, including depositing the certificates therefor with the Company together with a share power and bearing a legend as provided in the Plan.

(e)
If requested by the Grantee, the Company shall withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law and shall take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee shall permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Shares; provided, however, that no Common Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered Common Shares.

(f)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(g)
Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the Grantee’s service at any time.

(h)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.
NATIONAL STORAGE AFFILIATES TRUST

By:
Name:
Title:

_______________________________________
[GRANTEE]